As filed with the Securities and Exchange Commission on March 5, 2001.


                                                    FILE NO. 811-09991

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  AMENDMENT #1

                                       TO

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                           BBH GLOBAL EQUITY PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                       63 Wall Street, New York, NY 10005
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (800) 625-5759

         Philip W. Coolidge, 21 Milk Street, Boston, Massachusetts 02109

                     (Name and Address of Agent for Service)

                       Copy to: John E. Baumgardner, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004

         PART A

       Responses  to Items 1 through 3, 5 and 9 have been  omitted  pursuant  to
Item 2(b)of Instruction B of the General Instructions to Form N-1A.


ITEM 4. Investment Objectives, Principal Investment Strategies and Related
        Risks.

         The   investment   objective  of  the  Global  Equity   Portfolio  (the
"Portfolio") is to provide investors with long-term maximization of total return, primarily through capital appreciation.

         Under normal circumstances the assets of the Portfolio are fully invested in equity securities of companies based in the developed and well-established markets of the world. These markets include the United States, Canada, Japan, continental Europe, Australia, Hong Kong and Singapore. The Portfolio may also invest in less developed markets although no more than 10% of the Portfolio's assets will be invested in these markets.

         Although the Investment Adviser expects to invest the assets of the Portfolio primarily in common stocks, it may also purchase other securities with equity characteristics, including securities convertible into common stock, rights and warrants. The Investment Adviser may purchase these equity securities directly or in the form of American Depositary Receipts, Global Depositary Receipts or other similar securities representing securities of foreign-based companies. Although the Investment Adviser invests primarily in equity securities which are traded on foreign or domestic national securities exchanges, the Investment Adviser may also purchase equity securities which are traded in foreign or domestic over-the-counter markets. The Investment Adviser may invest in securities of appropriate investment companies in order to obtain participation in markets or market sectors which restrict foreign investment or to obtain more favorable investment terms.

         The Investment Adviser invests in medium and large sized global companies with a sound financial structure, proven management, an established industry position and competitive products and services. In selecting individual securities, the focus is on (1) companies that exhibit above average revenue and earnings growth as well as high or improving returns on investment and (2) companies whose shares are selling at low valuation levels based on measures such as low price-to-book and price-to-earnings ratios.

         Consequently, the Portfolio holds a broadly diversified portfolio representing many sectors of the global economy. This industry diversification and participation in both growth and value oriented equities is designed to control the portfolio's exposure to market risk and company specific risk.

         The Investment Adviser seeks to add value in global markets primarily through stock selection, with regional/country allocation used only as a risk management tool. The research universe is comprised of approximately 650 companies that represent the top 90% of the MSCI-World Index by market capitalization and by sector. The companies in which the Portfolio invests generally have strong underlying fundamentals such as leading industry position, effective management competitive products and services, high or improving return on investment and a sound financial structure.

         A bottom-up analysis of companies in the universe identifies earnings growth potential or, where appropriate, improved return on equity/assets. Simultaneously, quantitative tools such as discounted cash flow models (DCF), economic value-added analysis (EVA), and cash flow return on investment (CFROI), are applied to assess current and future value, and to differentiate companies within the universe. This process ultimately produces an Attractive Investment Opportunities List with issues appropriate for inclusion in the Portfolio.

         Portfolio construction in the Portfolio is the result of selecting issues from the Attractive Opportunities List which, when combined with regional allocation policies, benchmark considerations, and risk management, will produce a well-diversified portfolio expected to outperform its benchmark over a 12-18 month time horizon.

         The Investment Adviser buys and sells securities denominated in a variety of currencies. For non-U.S. dollar investments, interest, dividends and sale proceeds are received in currencies other than the U.S. dollar. The Investment Adviser enters into foreign currency exchange transactions from time to time to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. Put and call options on stock indexes may be purchased and futures contracts on stock indexes may be entered into for the Portfolio solely as a hedge against changes in the market value of portfolio securities or securities intended to be purchased. Forward foreign exchange contracts may be entered into on behalf of the Portfolio in order to protect the dollar value of securities denominated in foreign currencies that are held or intended to be purchased.


     The assets of the Portfolio are not invested in domestic securities (other than short-term instruments), except temporarily when extraordinary circumstances prevailing at the same time in a significant number of foreign countries render investments in such countries inadvisable.

         PRINCIPAL RISK FACTORS

         The principal risks of investing in the Portfolio and the circumstances reasonably likely to adversely affect an investment are described below. The price of the Portfolio changes daily based on market and other conditions. An investor may lose money by investing in the Portfolio.

         The principal risks of investing in the Portfolio are:

o        Market Risk:

         This is the risk that the price of a security falls due to changing economic, political or market conditions, or due to a company's individual situation.

o        Foreign Investment Risk (Investments outside the U.S.)

     Changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations may adversely affect the value of such investments. Changes in government administrations or economic or monetary policies in the United States or other countries could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the operations of the Portfolio. The economies of individual foreign nations differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. It may be more difficult to obtain and enforce a judgment against a foreign company. Dividends paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on foreign investments as compared to dividends paid by domestic companies.

         In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of the New York Stock Exchange. Accordingly, foreign investments are less liquid and their prices are more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. companies, may affect portfolio liquidity. In buying and selling securities on foreign exchanges, fixed commissions are normally paid that are generally higher than the negotiated commissions charged in the United States. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and companies in foreign countries than in the United States.

         The foreign investments made by the Portfolio are made in compliance with the currency regulations and tax laws of the United States and foreign governments. There may also be foreign government regulations and laws that restrict the amounts and types of foreign investments.

         Because securities in the Portfolio are denominated and pay dividends in various currencies, and the Portfolio holds various foreign currencies from time to time, the value of the net assets of the Portfolio as measured in U.S. dollars is affected favorably or unfavorably by changes in exchange rates. The Portfolio also incurs costs in connection with conversion between various currencies.

o        Developing Countries:

                  The Portfolio may invest its assets in securities of issuers based in developing countries. Investments in securities of issuers in developing countries may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability;
(ii) the small current size of the markets for securities of issuers in developing countries and the currently low or non-existent volume of trading resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.

o        Diversification Risk:

     The Portfolio is classified as "non-diversified" for purposes of the Investment Company Act of 1940, as amended, which means that it is not limited by that Act with regard to the portion of its assets that may be invested in the securities of a single issuer. The Portfolio is however limited with respect to such assets by certain requirements of federal tax law. The possible assumption of large positions in the securities of a small number of issuers may cause performance to fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or in the market's assessment of the issuers.

         Investments in the Portfolio are neither insured nor guaranteed by the U.S. Government. Shares of beneficial interest of the Portfolio are not deposits of or obligations of, or guaranteed by, Brown Brothers Harriman & Co. or any other bank, and the shares of beneficial interest are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal, state or other governmental agency.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

         Investment Adviser

         The Investment Adviser is Brown Brothers Harriman & Co., Private Bankers, 59 Wall Street, New York, NY 10005, a New York limited partnership established in 1818. The firm is subject to examination and regulation by the Superintendent of Banks of the State of New York and by the Department of Banking of the Commonwealth of Pennsylvania. The firm is also subject to supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts.


         Brown Brothers Harriman & Co. provides portfolio management services to the Portfolio. Subject to the general supervision of the Portfolio's Trustees. Brown Brothers Harriman & Co. makes the day-to-day investment decisions for the Portfolio, places the purchase and sale orders for portfolio transactions, and generally manages the Portfolio's investments. Brown Brothers Harriman & Co. provides a broad range of investment management services for customers in the United States and abroad. At December 31, 2000, it managed total assets of approximately $37 billion.


         The Portfolio is managed on a day to day basis by a team of individuals including Mr. Young Chin, Mr. G. Scott Clemons, Mr. Paul J. Fraker, Mr. William
M. Buchanan, Mr. Mohammad Rostom and Ms. Kayoko Kanari. Mr. Chin holds a B.A. and a M.B.A from University of Chicago. He joined Brown Brothers Harriman & Co. in 1999. Mr. Clemons holds a A.B. from Princeton University and is a Chartered Financial Analyst. He joined Brown Brothers Harriman & Co. in 1990. Mr. Fraker holds a B.A. from Carleton College and a M.A. from Johns Hopkins University. He joined Brown Brothers Harriman & Co. in 1996. Prior to joining Brown Brothers Harriman & Co., he worked for Clay Finlay. Mr. Buchanan holds a B.A. from Duke University, a M.B.A. from New York University, and is a Chartered Financial Analyst. He joined Brown Brothers Harriman & Co. in 1991. Mr. Rostom holds a B.S. from Rochester Institute of Technology and a M.A. from Temple University. He joined Brown Brothers Harriman & Co. in 1997. Prior to joining Brown Brothers Harriman & Co., he worked for Kulicke & Soffa Industries. Ms. Kanari holds a B.A. from Columbia University. She joined Brown Brothers Harriman & Co. in 1999. Prior to joining Brown Brothers Harriman & Co., she worked for Morgan Stanley.

         The Portfolio pays the Investment Adviser an annual fee, computed daily and payable monthly, equal to 0.65% of the average daily net assets of the Portfolio. This fee compensates the Investment Adviser for its services and its expenses (such as salaries of its personnel).


ITEM 7. INVESTOR INFORMATION

         The net asset value of the Portfolio is determined each day the New York Stock Exchange is open for regular trading. This determination is made once each business day as of 4:00 p.m. New York time. The net asset value of the Portfolio may change on days when investors will not be able to make an investment in or withdraw their investment from the Portfolio.

         The Portfolio values its assets on the basis of their market quotations and valuations provided by independent pricing services. If quotations are not readily available, the assets are valued at fair value in accordance with procedures established by the Portfolio's Trustees.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the custodian of the Portfolio's account by a Federal Reserve Bank).

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

         The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

         Not applicable.

 PART B

ITEM 10.  COVER PAGE.

     Not applicable.

     TABLE OF CONTENTS                                                 PAGE

     Portfolio History . . . . . . . . . . . . . . . . . .             B-1
     Description of Portfolio and Its Investments and Risks            B-1
     Management of the Portfolio . . . . . . . . . . . . .             B-12
     Control Persons and Principal Holders . . . . . . . .             B-16
     Investment Advisory and Other Services  . . . . . . .
     Expense Payment Agreement . . . . . . . . . . . . . .             B-16
     Brokerage Allocation and Other Practices  . . . . . .             B-18
     Capital Stock and Other Securities  . . . . . . . . .             B-19
     Purchase, Redemption and Pricing of
      Securities Being Offered  . . . . . . . . . . . . . .            B-23
     Tax Status  . . . . . . . . . . . . . . . . . . . . .             B-25
     Underwriters  . . . . . . . . . . . . . . . . . . . .             B-26
     Calculations of Performance Data  . . . . . . . . . .             B-26
     Financial Statements  . . . . . . . . . . . . . . . .             B-26

ITEM 11. PORTFOLIO HISTORY.

The Portfolio is a trust organized under the laws of the State of New York on June 15, 1993.

ITEM 12. DESCRIPTION OF PORTFOLIO AND ITS INVESTMENTS AND RISKS.

 The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective as set forth above and in Part A.

         EQUITY INVESTMENTS

Equity investments may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time and to receive interest or dividends until the holder elects to convert. The provisions of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holder's claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holder's claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

HEDGING STRATEGIES

       Subject to applicable laws and regulations and solely as a hedge against changes in the market value of portfolio securities or securities intended to be purchased, put and call options on stocks, stock indexes and currencies may be purchased and futures contracts on stock indexes may be entered into for the Portfolio, although in each case the current intention is not to do so in a manner that more than 5% of the Portfolio's net assets are at risk.

       OPTIONS ON STOCK. A call option on a stock gives the purchaser of the option the right to buy the underlying stock at a fixed price at any time during the option period. Similarly, a put option gives the purchaser of the option the right to sell the underlying stock at a fixed price at any time during the option period. To liquidate a put or call option position, a "closing sale transaction" may be made at any time prior to the expiration of the option which involves selling the option previously purchased.

         Covered call options may also be sold (written) on stocks, although in each case the current intention is not to do so. A call option is "covered" if the writer owns the underlying security.

       OPTIONS ON STOCK INDEXES. A stock index fluctuates with changes in the market values of the stocks included in the index. Examples of stock indexes are the Standard & Poor's 500 Stock Index (Chicago Board of Options Exchange), the New York Stock Exchange Composite Index (New York Stock Exchange), The Financial Times-Stock Exchange 100 (London Traded Options Market), the Nikkei 225 Stock Average (Osaka Securities Exchange) and Tokyo Stock Price Index (Tokyo Stock Exchange).

       Options on stock indexes are generally similar to options on stock except that the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a fixed price ("strike price"), an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the strike price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (b) a fixed "index multiplier". Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the price of the option. The amount of cash received is equal to such difference between the closing price of the index and the strike price of the option expressed in U.S. dollars or a foreign currency, as the case may be, times a specified multiple.

The effectiveness of purchasing stock index options as a hedging technique depends upon the extent to which price movements in the portion of the securities portfolio being hedged correlate with price movements of the stock index selected. The value of an index option depends upon future movements in the level of the overall stock market measured by the underlying index before the expiration of the option. Accordingly, the successful use of options on stock indexes is subject to the Investment Adviser's ability both to select an appropriate index and to predict future price movements over the short term in the overall stock market. Brokerage costs are incurred in the purchase of stock index options and the incorrect choice of an index or an incorrect assessment of future price movements may result in poorer overall performance than if a stock index option had not been purchased.

       OPTIONS ON CURRENCIES. A call option on a currency gives the purchaser of the option the right to buy the underlying currency at a fixed price, either at any time during the option period (American style) or on the expiration date (European style). Similarly, a put option gives the purchaser of the option the right to sell the underlying currency at a fixed price, either at any time during the option period or on the expiration date. To liquidate a put or call option position, a "closing sale transaction" may be made for a Portfolio at any time prior to the expiration of the option, such a transaction involves selling the option previously purchased. Options on currencies are traded both on recognized exchanges (such as the Philadelphia Options Exchange) and over-the-counter.

       The value of a currency option purchased depends upon future changes in the value of that currency before the expiration of the option. Accordingly, the successful use of options on currencies is subject to the Investment Adviser's ability to predict future changes in the value of currencies over the short term. Brokerage costs are incurred in the purchase of currency options and an incorrect assessment of future changes in the value of currencies may result in a poorer overall performance than if such a currency had not been purchased.

      Futures Contracts on Stock Indexes. In order to assure that the Portfolio is not deemed a "commodity pool" for purposes of the Commodity Exchange Act, regulations of the Commodity Futures Trading Commission ("CFTC") require that the Portfolio enter into transactions in Futures Contracts and options on Futures Contracts only (i) for bona fide hedging purposes (as defined in CFTC regulations), or (ii) for non-hedging purposes, provided that the aggregate initial margin and premiums on such non-hedging Futures Contracts provide for the making and acceptance of a cash settlement based upon changes in the value of an index of stocks and are used to hedge against anticipated future changes in overall stock market prices which otherwise might either adversely affect the value of securities held for the Portfolio or adversely affect the prices of securities which are intended to be purchased at a later date. A Futures Contract may also be entered into to close out or offset an existing futures position.

       In general, each transaction in Futures Contracts involves the establishment of a position which is expected to move in a direction opposite to that of the investment being hedged. If these hedging transactions are successful, the futures positions taken would rise in value by an amount which approximately offsets the decline in value of the portion of the Portfolio's investments that is being hedged. Should general market prices move in an unexpected manner, the full anticipated benefits of Futures Contracts may not be achieved or a loss may be realized. There is also the risk of a potential lack of liquidity in the secondary market.

     The effectiveness of entering into Futures Contracts as a hedging technique depends upon the extent to which price movements in the portion of the securities portfolio being hedged correlate with price movements of the stock index selected. The value of a Futures Contract depends upon future movements in the level of the overall stock market measured by the underlying index before the closing out of the Futures Contract. Accordingly, the successful use of Futures Contracts is subject to the Investment Adviser's ability both to select an appropriate index and to predict future price movements over the short term in the overall stock market. The incorrect choice of an index or an incorrect assessment of future price movements over the short term in the overall stock market may result in poorer overall performance than if a Futures Contract had not been purchased. Brokerage costs are incurred in entering into and maintaining Futures Contracts.

When the Portfolio enters into a Futures Contract, it is initially required to deposit, in a segregated account in the name of the broker performing the transaction, an "initial margin" of cash, U.S. Government securities or other high grade short-term obligations equal to approximately 3% of the contract amount. Initial margin requirements are established by the exchanges on which Futures Contracts trade and may, from time to time, change. In addition, brokers may establish margin deposit requirements in excess of those required by the exchanges. Initial margin in futures transactions is different from margin in securities transactions in that initial margin does not involve the borrowing of funds by a broker's client but is, rather, a good faith deposit on the Futures Contract which will be returned upon the proper termination of the Futures Contract. The margin deposits made are marked to market daily and the Portfolio may be required to make subsequent deposits of cash or eligible securities called "variation margin", with its futures contract clearing broker, which are reflective of price fluctuations in the Futures Contract.

       Currently, investments in Futures Contracts on non-U.S. stock indexes by U.S. investors, such as the Portfolio, can be purchased on such non-U.S. stock indexes as the Osaka Stock Exchange (OSE), Tokyo Stock Exchange (TSE), Hong Kong Futures Exchange (HKFE), Singapore International Monetary Exchange (SIMEX), London International Financial Futures and Options Exchange (LIFFE), Marche Terme International de France (MATIF), Sydney Futures Exchange Ltd. (SFE), Meff Sociedad Rectora de Productos Financieros Derivados de Renta Variable, S.A. (MEFF RENTA VARIABLE), Deutsche Terminborse (DTB), Italian Stock Exchange (ISE), Financiele Termijnmarkt Amsterdam (FTA), and London Securities and Derivatives Exchange, Ltd. (OMLX).

       Exchanges may limit the amount by which the price of a Futures Contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased.

     Another risk which may arise in employing Futures Contracts to protect against the price volatility of portfolio securities is that the prices of an index subject to Futures contracts (and thereby the Futures Contract prices) may correlate imperfectly with the behavior of the cash prices of portfolio securities. Another such risk is that the price of the Futures Contract may not move in tandem with the change in overall stock market prices against which the Portfolio seeks a hedge.

         Over-the-counter options ("OTC Options") purchased are treated as not readily marketable. (See "Investment Restrictions".)

       The Investment Adviser on behalf of the Portfolio may enter into forward foreign exchange contracts in order to protect the dollar value of all investments in securities denominated in foreign currencies. The precise matching of the forward contract amounts and the value of the securities involved is not always possible because the future value of such securities in foreign currencies changes as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures.

FOREIGN EXCHANGE CONTRACTS

Foreign exchange contracts are made with currency dealers, usually large commercial banks and financial institutions. Although foreign exchange rates are volatile, foreign exchange markets are generally liquid with the equivalent of approximately $500 billion traded worldwide on a typical day.

While the Portfolio may enter into foreign currency exchange transactions to reduce the risk of loss due to a decline in the value of the hedged currency, these transactions also tend to limit the potential for gain. Forward foreign exchange contracts do not eliminate fluctuations in the prices of a Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible because the future value of such securities in foreign currencies changes as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly unlikely.

LOANS OF PORTFOLIO SECURITIES

       Loans up to 30% of the total value of the Portfolio are permitted. Securities of the Portfolio may be loaned if such loans are secured continuously by cash or equivalent liquid securities as collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. By lending securities, the Portfolio's income can be increase by its continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. All or any portion of interest earned on invested collateral may be paid to the borrower. Loans are subject to termination by the Portfolio in the normal settlement time, currently three business days after notice, or by the borrower on one day's notice. Borrowed securities are returned when the loan is terminated. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities are not loaned to Brown Brothers Harriman & Co. or to any affiliate of the Portfolio or Brown Brothers Harriman & Co.

SHORT-TERM INVESTMENTS

       The assets of the Portfolio may be invested in non-U.S. dollar denominated and U.S. dollar denominated short-term instruments, including U.S. dollar denominated repurchase agreements. Cash is held for the Portfolio in demand deposit accounts with the Portfolio's custodian bank. Although it is intended that the assets of the Portfolio stay invested in the securities described above and in the Prospectus to the extent practical in light of the Portfolio's investment objective and long-term investment perspective, assets of the Portfolio may be invested in short-term instruments to meet anticipated expenses or for day-to-day operating purposes and when, in the Investment Adviser's opinion, it is advisable to adopt a temporary defensive position because of unusual and adverse conditions affecting the equity markets. In addition, when the Portfolio experiences large cash inflows through additional investments by its investors or the sale of portfolio securities, and desirable equity securities that are consistent with its investment objective are unavailable in sufficient quantities, assets may be held in short-term investments for a limited time pending availability of such equity securities. Short-term instruments consist of foreign and domestic: (i) short-term obligations of sovereign governments, their agencies, instrumentalities, authorities or political subdivisions; (ii) commercial paper; (iii) bank obligations, including negotiable certificates of deposit, fixed time deposits and bankers' acceptances; and (iv) repurchase agreements. Time deposits with a maturity of more than seven days are treated as not readily marketable. At the time the Portfolio's assets are invested in commercial paper, bank obligations or repurchase agreements, the issuer must have outstanding debt rated A or higher by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("Standard & Poor's"); the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Investment Adviser. The assets of the Portfolio may be invested in non-U.S. dollar denominated and U.S. dollar denominated short-term instruments, including U.S. dollar denominated repurchase agreements.

       GOVERNMENT SECURITIES. The assets of the Portfolio may be invested in securities issued by the U.S. Government or sovereign foreign governments, their agencies or instrumentalities. These securities include notes and bonds, zero coupon bonds and stripped principal and interest securities.

       RESTRICTED SECURITIES. Securities that have legal or contractual restrictions on their resale may be acquired for the Portfolio. The price paid for these securities, or received upon resale, may be lower than the price paid or received for similar securities with a more liquid market. Accordingly, the valuation of these securities reflects any limitation on their liquidity. (See "Investment Restrictions".)

       REPURCHASE AGREEMENTS. Repurchase agreements may be entered into for the Portfolio only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one week from the effective date of the repurchase agreement. The Portfolio always receives as collateral securities which are issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. Payment for such securities is made for the Portfolio only upon physical delivery or evidence of book entry transfer to the account of Brown Brothers Harriman & Co. (the "Custodian"). If the Lender defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances.

       WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities, if any, are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no income accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's net asset value. The Portfolio maintains with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. At the time of its acquisition, a when-issued or delayed delivery security may be valued at less than the purchase price. Commitments for such when-issued or delayed delivery securities are made only when there is an intention of actually acquiring the securities. On delivery dates for such transactions, such obligations are met from maturities or sales of securities and/or from cash flow. If the right to acquire a when-issued or delayed delivery security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued or delayed delivery commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of its total assets, less liabilities other than the obligations created by when-issued or delayed delivery commitments.

       INVESTMENT COMPANY SECURITIES. Subject to applicable statutory and regulatory limitations, the assets of the Portfolio may be invested in shares of other investment companies. Under the 1940 Act, assets of the Portfolio may be invested in shares of other investment companies in connection with a merger, consolidation, acquisition or reorganization or if immediately after such investment (i) 10% or less of the market value of the Portfolio's total assets would be so invested, (ii) 5% or less of the market value of the Portfolio's total assets would be invested in the shares of any one such company, and (iii) 3% or less of the total outstanding voting stock of any other investment company would be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

ADDITIONAL INVESTMENT INFORMATION

         In response to adverse market, economic, political or other conditions, the Portfolio may make temporary investments that are not consistent with its investment objective and principal investment strategies. Such investments may prevent the Portfolio from achieving its investment objective.

         INVESTMENT RESTRICTIONS

     The Portfolio is operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Part B, the term "majority of the outstanding voting securities" as defined in the 1940 Act currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or
(ii) more than 50% of the outstanding voting securities, whichever is less.

         The Portfolio may not:

(1) invest in a security if, as a result of such investment, more than 25% of its total assets (taken at market value at the time of such investment) would be invested in the securities of issuers in any particular industry, or in industrial development revenue bonds based, directly or indirectly, on the credit of private entities in any one industry; except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities (or repurchase agreements with respect thereto). Investments in utilities, gas, electric, water and telephone companies will be considered as being in separate industries;

(2) with respect to 75% of its assets, invest in a security if, as a result of such investment, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any one issuer;

(4) purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;

(5) purchase or sell commodities or commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit the Portfolio, subject to restrictions described in Part A and elsewhere in this Part B, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any foreign currency-related hedging instrument, subject to compliance with any applicable provisions of the federal securities or commodities laws;

(6) purchase securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures;

(7) borrow money, issue senior securities, or pledge, mortgage or hypothecate its assets, except that the Portfolio may (i) borrow from banks or enter into reverse repurchase agreements, or employ similar investment techniques, and pledge its assets in connection therewith, but only if immediately after each borrowing there is asset coverage of 300% and (ii) enter into transactions in options, futures, options on futures, and other instruments as described in Part A and in this Part B (the deposit of assets in escrow in connection with the writing of covered put and call options and the purchase of securities on a when-issued or delayed delivery basis, collateral arrangements with respect to initial or variation margin deposits for futures contracts and commitments entered into under other instruments, will not be deemed to be pledges of the Portfolio's assets);

(8) lend any funds or other assets, except that the Portfolio may, consistent with its investment objective and policies: (a) invest in debt obligations, including bonds, debentures, or other debt securities, bankers' acceptances and commercial paper, even though the purchase of such obligations may be deemed to be the making of loans, (b) enter into repurchase agreements, and (c) lend its portfolio securities in an amount not to exceed one-third of the value of its total assets, provided such loans are made in accordance with applicable guidelines established by the SEC and the Trustees of the Portfolio;

(9) act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws;

(10) maintain a short position, or purchase, write or sell puts, calls, straddles, spreads or combinations thereof, except as set forth in Part A and in this Part B for transactions in options, futures and options on future.

NON-FUNDAMENTAL  RESTRICTIONS

     The Portfolio may not as a matter of operating policy invest less than 65% of the value of the total assets of the Portfolio is invested in equity securities of companies based in the developed and well-established markets of the world (See Item 4 for list of countries). For these purposes, equity securities are defined as common stock, securities convertible into common stock, rights and warrants, and include securities purchased directly and in the form of American Depositary Receipts, Global Depositary Receipts or other similar securities representing common stock of foreign-based companies. This policy is not fundamental and may be changed without investor approval.

       The Portfolio is classified as "non-diversified" under the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets which may be invested in securities of a single issuer (although certain diversification requirements are imposed by the Internal Revenue Code of 1986, as amended).

       The possible assumption of large positions in the securities of a small number of issuers may cause the performance of each of the Portfolio to fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or in the market's assessment of the issuers.

         PERCENTAGE RESTRICTIONS. If a percentage restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities of a portfolio security is not considered a violation of policy.


ITEM 13.  MANAGEMENT OF THE PORTFOLIO.

     The Portfolio's Trustees, in addition to supervising the actions of the Investment Adviser decide upon matters of general policy with respect to the Portfolio.

     Because of the services rendered to the Portfolio by the Investment Adviser, the Portfolio requires no employees, and its officers (all of whom are employed by 59 Wall Street Administrators), other than the Chairman, receive no compensation from the Portfolio.

     The Trustees and executive officers of the Portfolio, their business addresses, and principal occupation during the past five years (although their titles may have varied during the period) are:


         J.V. SHIELDS, JR.*(aged 62) - Chairman of the Board and Director; Trustee of The 59 Wall Street Trust; Trustee of the BBH Portfolios(1) (since October 1999); Director of the BBH Common Settlement Fund, Inc. (since August
2000); Managing Director, Chairman and Chief Executive Officer of Shields & Company; Chairman of Capital Management Associates, Inc.; Director of Flowers Industries, Inc.(2). Vice Chairman and Trustee of New York Racing Association. His business address is Shields & Company, 140 Broadway, New York, NY 10005.

         EUGENE P. BEARD**(aged 65) - Director; Trustee of The 59 Wall Street Trust; Trustee of the BBH Portfolios (since October 1999); Director of the BBH Common Settlement Fund, Inc. (since August 2000); Executive Vice President - Finance and Operations of The Interpublic Group of Companies. His business address is The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020.

         DAVID P. FELDMAN** (aged 60) - Director; Trustee of The 59 Wall Street Trust; Trustee of the BBH Portfolios (since October 1999); Director of the BBH Common Settlement Fund, Inc. (since August 2000); Retired; Vice President and Investment Manager of AT&T Investment Management Corporation (prior to October
1997); Director of Dreyfus Mutual Funds, Jeffrey Co. and Heitman Financial. His business address is 3 Tall Oaks Drive, Warren, NJ 07059.

         ALAN G. LOWY** (aged 61) - Director; Trustee of The 59 Wall Street Trust; Trustee of the BBH Portfolios (since October 1999); Director of the BBH Common Settlement Fund, Inc. (since August 2000); Private Investor. His business address is 4111 Clear Valley Drive, Encino, CA 91436.

         ARTHUR D. MILTENBERGER** (aged 61) - Director; Trustee of The 59 Wall Street Trust; Trustee of the BBH Portfolios (since October 1999); Director of the BBH Common Settlement Fund, Inc. (since August 2000); Retired, Executive Vice President and Chief Financial Officer of Richard K. Mellon and Sons (prior to June 1998); Treasurer of Richard King Mellon Foundation (prior to June 1998); Vice President of the Richard King Mellon Foundation; Trustee, R.K. Mellon Family Trusts; General Partner, Mellon Family Investment Company IV, V and VI; Director of Aerostructures Corporation (since 1996) (3). His business address is Richard K. Mellon and Sons, P.O. Box RKM, Ligonier, PA 15658.

         RICHARD L. CARPENTER** (aged 67) - Director and Trustee of The 59 Wall Street Trust (since October 1999); Trustee of the BBH Portfolios; Trustee of Dow Jones Islamic Market Index Portfolio (since March 1999); Director of The 59 Wall Street Fund, Inc. (since October 1999); Director of the BBH Common Settlement Fund, Inc. (since August 2000); Retired; Director of Investments, Pennsylvania Public School Employees' Retirement System (prior to December 1997). His business address is 12664 Lazy Acres Court, Nevada City, CA 95959.

         CLIFFORD A. CLARK** (aged 70) - Director and Trustee of The 59 Wall Street Trust (since October 1999); Trustee of the BBH Portfolios; Trustee of Dow Jones Islamic Market Index Portfolio (since March 1999); Director of The 59 Wall Street Fund, Inc. (since October 1999); Director of the BBH Common Settlement Fund, Inc. (since August 2000); Retired. His business address is 42 Clowes Drive, Falmouth, MA 02540.

         DAVID M. SEITZMAN** (aged 71) - Director and Trustee of The 59 Wall Street Trust (since October 1999); Trustee of the BBH Portfolios; Director of The 59 Wall Street Fund, Inc. (since October 1999); Director of the BBH Common Settlement Fund, Inc. (since August 2000); Physician, Private Practice. His business address is 7117 Nevis Road, Bethesda, MD 20817.

         J. ANGUS IVORY (aged 68) - Director and Trustee of The 59 Wall Street Trust (since October 1999); Trustee of the BBH Portfolios (since October 1999); Director of The 59 Wall Street Fund, Inc. (since October 1999); Trustee of Dow Jones Islamic Market Index Portfolio (since March 1999); Director of the BBH Common Settlement Fund, Inc. (since August 2000); Trustee of the Islamic Global Equity Fund (since November 2000); Retired; Director of Brown Brothers Harriman Ltd., subsidiary of Brown Brothers Harriman & Co.; Director of Old Daily Saddlery; Advisor, RAF Central Fund; Committee Member, St. Thomas Hospital Pain Clinic (since 1999).


OFFICERS OF THE CORPORATION AND THE PORTFOLIO


         PHILIP W. COOLIDGE (Aged 49) - President; President of the BBH Portfolios; President of Dow Jones Islamic Market Index Portfolio (since March
1999); President of BBH Common Settlement Fund, Inc. (since August 2000); President of Islamic Global Equity Fund (since November 2000); Chief Executive Officer and President of Signature Financial Group, Inc. ("SFG"), Signature Broker-Dealer Services, Inc. ("SBDS") and 59 Wall Street Administrators, Inc. ("59 Wall Street Administrators").

         LINWOOD C. DOWNS (Aged 38) - Treasurer; Treasurer of the BBH Portfolios; Treasurer of Dow Jones Islamic Market Index Portfolio (since March
1999); Treasurer of BBH Common Settlement Fund, Inc. (since August 2000); Treasurer of Islamic Global Equity Fund (since November 2000); Senior Vice President and Treasurer of SFG; Treasurer of SBDS, 59 Wall Street Administrators and 59 Wall Street Distributors.

         CHRISTINE  D.  DORSEY  (Aged  30) -  Secretary;  Secretary  of the  BBH
Portfolios; Secretary of Dow Jones Islamic Market Index Portfolio (since February 2000); Secretary of BBH Common Settlement Fund, Inc. (since February
2000); Secretary of the Islamic Global Equity Fund (since February 2000); Vice President of SFG; Secretary of SBDS, 59 Wall Street Administrators and 59 Wall Street Distributors.

         SUSAN JAKUBOSKI (Aged 36)- Assistant Treasurer and Assistant Secretary; Assistant Treasurer and Assistant Secretary of the BBH Portfolios; Assistant
Treasurer and Assistant Secretary of the Dow Jones Islamic Market Index Portfolio (since March 1999); Assistant Treasurer and Assistant Secretary of BBH Common Settlement Fund, Inc. (since August 2000); Assistant Treasurer and Assistant Secretary of the Islamic Global Equity Fund (since November 2000); Assistant Secretary, Assistant Treasurer and Vice President of Signature Financial Group (Cayman) Limited; Assistant Secretary and Assistant Treasurer of SBDS, 59 Wall Street Administrators and 59 Wall Street Distributors.


-------------------------

* Mr. Shields is an "interested person" of the Corporation and the Portfolio because of his affiliation with a registered broker-dealer.

** These Trustees are members of the Audit Committee of the Corporation or the Portfolio, as the case may be.

(1) The BBH Portfolios consist of the following active investment companies: BBH U.S. Money Market Portfolio, BBH International Equity Portfolio, BBH U.S. Equity Portfolio, BBH European Equity Portfolio,
         BBH Pacific Basin Equity Portfolio, BBH High Yield Fixed Income Portfolio, BBH Broad Market Fixed Income Portfolio and BBH Global Equity Portfolio and the following inactive investment companies: BBH U.S. Balanced Growth Portfolio and BBH U.S. Intermediate Tax-Exempt Bond Portfolio.

(2) Shields & Company, Capital Management Associates, Inc. and Flowers Industries, Inc., with which Mr. Shields is associated, are a registered broker-dealer and a member of the New York Stock Exchange, a registered investment adviser, and a diversified food company, respectively.

(3) Richard K. Mellon and Sons, Richard King Mellon Foundation, R.K. Mellon Family Trusts, Mellon Family Investment Company IV, V and VI and Aerostructures Corporation, with which Mr. Miltenberger is or has been associated, are a private foundation, a private foundation, a trust, an investment company and an aircraft manufacturer, respectively.


         Each Director /Trustee and officer of the Corporation and the Portfolio listed above holds the equivalent position with The 59 Wall Street Trust and the Portfolios. The address of each officer of the Corporation and the Portfolio is 21 Milk Street, Boston, Massachusetts 02109. Messrs. Coolidge and Downs, and Mss. Dorsey and Jakuboski also hold similar positions with other investment companies for which affiliates of 59 Wall Street Distributors serve as the principal underwriter.



Trustees of the Portfolio

         The Trustees of the Portfolio receive a base annual fee of $15,000 (except the Chairman who receives a base annual fee of $20,000) and such base annual fee is allocated among all series of The 59 Wall Street Fund, Inc., all series of The 59 Wall Street Trust and the Portfolio and any other active BBH Portfolio having the same Board of Trustees based upon their respective net assets. In addition, each series of The 59 Wall Street Fund, Inc. and The 59 Wall Street Trust, the Portfolio and each other active BBH Portfolio which has commenced operations pays an annual fee to each Trustee of $1,000.




                                            Pension or                          Total
                           Aggregate        Retirement                          Compensation
                           Compensation     Benefits Accrued  Estimated Annual  from Fund
Name of Person,            from the         as Part of        Benefits upon     Complex* Paid
Position                   Portfolio**      Expenses          Retirement        to Trustees

J.V. Shields, Jr.,         $1,073.37        none               none              $35,250
Trustee

Eugene P. Beard,           $1,055.05        none               none              $30,250
Trustee

Richard L. Carpenter,      $1,055.05        none               none              $30,250
Trustee

Clifford A. Clark,         $1,055.05        none               none              $30,250
Trustee

David P. Feldman,          $1,055.05        none               none              $30,250
Trustee

J. Angus Ivory,            $1,055.05        none               none              $30,250
Trustee

Alan G. Lowy,              $1,055.05        none               none              $30,250
Trustee

Arthur D. Miltenberger,    $1,055.05        none               none              $30,250
Trustee

David M. Seitzman,         $1,055.05        none               none              $30,250
Trustee

* The Fund Complex consists of The 59 Wall Street Fund, Inc. (which currently consists of six series), The 59 Wall Street Trust (which currently consists of four series) and the eight active BBH Portfolios.

**Estimated to be paid as of October 31, 2001.


By virtue of the responsibilities assumed by Brown Brothers Harriman & Co. under the Investment Advisory Agreement with the Portfolio, and by Brown Brothers Harriman Trust Company of New York LLC ("Brown Brothers Harriman Trust Company LLC") under the Administration Agreement with the Portfolio (see "Investment Adviser" and "Administrator"), the Portfolio does not require employees other than its officers, and none of its officers devote full time to the affairs of the Portfolio, or, other than the Chairman, receive any compensation from the Portfolio.


Item 14.  Control Persons and Principal Holders of Securities.


     As of January 31, 2001, BBH & Co. Global Equity Fund (Cayman) owned 99% of the outstanding beneficial interests in the Portfolio. So long as BBH & Co. Global Equity Fund (Cayman) controls the Portfolio, it may take actions without the approval of any other holder of beneficial interest in the Portfolio.


BBH & Co. Global Equity Fund (Cayman) has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its investors and will cast its vote as instructed by those investors.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISOR

 Under an Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman & Co. provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman & Co. to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions, and to manage, generally, the investments of the Portfolio.

The Investment Advisory Agreement between Brown Brothers Harriman & Co. and the Portfolio is dated May 9, 2000 and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940 Act) of the Portfolio ("Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was most recently approved by the Independent Trustees on May 9, 2000. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio, or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on 60 days' written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on 90 days' written notice to the Portfolio. (See "Additional Information".)


     The investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.65% of the Portfolio's average daily net assets. For the period from July 7, 2000 to October 31, 2000, the Portfolio paid $36,166 for advisory services.


The investment advisory services of Brown Brothers Harriman & Co. to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman & Co. is free to and does render investment advisory services to others, including other registered investment companies.

Pursuant to license agreements between Brown Brothers Harriman & Co. and each of 59 Wall Street Administrators and 59 Wall Street Distributors (each a Licensee), dated June 22, 1993 and June 8, 1990, respectively, each Licensee may continue to use in its name 59 Wall Street, the current and historic address of Brown
Brothers Harriman & Co., only if Brown Brothers Harriman & Co. does not terminate the respective license agreement, which would require the Licensee to change its name to eliminate all reference to 59 Wall Street. Pursuant to a license agreement between the Portfolio and Brown Brothers Harriman & Co. dated May 9, 2000, the Portfolio may continue to use in its name BBH. The agreement may be terminated by Brown Brothers Harriman & Co. at any time upon written notice to the Portfolio upon the expiration or earlier termination of any investment advisory agreement between the Portfolio and Brown Brothers Harriman & Co. Termination of the agreement would require the Portfolio to change its name to eliminate all reference to BBH.

ADMINISTRATOR

Brown Brothers Harriman Trust Company, LLC acts as Administrator of the Portfolio. Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of Brown Brothers Harriman & Co.

Brown Brothers Harriman Trust Company, LLC in its capacity as Administrator of the Portfolio, administers all aspects of the Portfolio's operations subject to the supervision of the Portfolio's Trustees except as set forth above under "Investment Adviser". In connection with its responsibilities as Administrator for the Portfolio and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's registration statement for filing with the SEC, and the preparation of tax returns for the Portfolio and reports to investors and the SEC.

The Administration Agreement between the Portfolio and Brown Brothers Harriman Trust Company, LLC (dated May 9, 2000) will remain in effect for successive annual periods but only so long as such agreement is specifically approved at least annually in the same manner as the Portfolio's Investment Advisory Agreement (see "Investment Adviser"). The Independent Trustees most recently approved the Portfolio's Administration Agreement on May 9, 2000. The agreement will terminate automatically if assigned by either party thereto and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. (See "Additional Information"). The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by the Portfolio's corresponding Fund and other investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC and by Brown Brothers Harriman Trust Company, LLC on 90 days' written notice to the Portfolio.


     The administrative fee payable to Brown Brothers Harriman Trust Company, LLC from the Portfolio is calculated and payable monthly at an annual rate equal to 0.035% of the Portfolio's average daily net assets. For the period from July 7, 2000 to October 31, 2000, the Portfolio incurred $1,947 for administrative services.

     Pursuant to a Subadministrative Services Agreement with Brown Brothers Harriman Trust Company, LLC, 59 Wall Street Administrators performs such subadministrative duties for the Portfolio as are from time to time agreed upon by the parties. 59 Wall Street Administrators' subadministrative duties may include providing equipment and clerical personnel necessary for maintaining the organization of the Portfolio, participation in the preparation of documents required for compliance by the Portfolio with applicable laws and regulations, preparation of certain documents in connection with meetings of Trustees of and investors in the Portfolio, and other functions that would otherwise be performed by the Administrator of the Portfolio as set forth above. For performing such subadministrative services, 59 Wall Street Administrators receives such compensation from Brown Brothers Harriman Trust Company, LLC as is from time to time agreed upon, but not in excess of the amount paid to the Administrator from the Portfolio.

PLACEMENT AGENT

The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. 59 Wall Street Distributors, Inc. ("59 Wall Street Distributors"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. 59 Wall Street Distributors receives no compensation for serving as placement agent.

EXPENSE PAYMENT AGREEMENT

Under an agreement dated May 9, 2000, Brown Brothers Harriman Trust Company, LLC pays the expenses of the Portfolio, other than fees paid to Brown Brothers Harriman Trust Company, LLC under the Portfolio's Administration Agreement and other than expense relating to the organization of the Portfolio. In return, Brown Brothers Harriman Trust Company, LLC receives a fee from the Portfolio such that after such payment the aggregate expenses of the Portfolio do not exceed an agreed upon annual rate, currently 0.90% of the average daily net assets of the Portfolio. Such fees are computed daily and paid monthly.

CUSTODIAN

     Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 is the Custodian for the Portfolio.

As Custodian, Brown Brothers Harriman & Co. is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the net asset value and net income of the Portfolio.

INDEPENDENT AUDITORS

Deloitte & Touche LLP are the independent auditors of the Portfolio.

CODE OF ETHICS

The Portfolio, the Adviser and the Placement Agent each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code of ethics to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions. The code of ethics of the Portfolio, the Adviser and the Placement Agent are on file with and are available from the SEC by calling 1-202-942-8090. Additionally, this information is available on the EDGAR database at the SEC's internet site at http://www.sec.gov. A copy may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Portfolio is managed actively in pursuit of its investment objective. Securities are not traded for short-term profits but, when circumstances warrant, securities are sold without regard to the length of time held. A 100% annual turnover rate would occur, for example, if all portfolio securities (excluding short-term obligations) were replaced once in a period of one year. The amount of brokerage commissions and taxes on realized capital gains to be borne by the investors tend to increase as the level of portfolio activity increases. For the period from July 7, 2000 to October 31, 2000, the portfolio turnover rate was 8%.

In effecting securities transactions the Investment Adviser seeks to obtain the best price and execution of orders. In selecting a broker, the Investment
Adviser considers a number of factors, including: the broker's ability to execute orders without disturbing the market price; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the broker's financial condition and responsibility; the research and other information provided by the broker; and the commissions charged. Accordingly, the commissions charged by any such broker may be greater than the amount another firm might charge if the Investment Adviser determines in good faith that the amount of such commissions is reasonable in relation to the value of the brokerage services and research information provided by such broker.


     For the period from July 7, 2000 to October 31, 2000, total transactions with a principal value of $7,335,537 were effected for the Portfolio of which transactions with a principal value of $3,246,357 were effected by Brown
Brothers Harriman which involved payments of commission to Brown Brothers Harriman of $5,515. For the same period, the aggregate commissions paid by the Portfolio were $12,511.

     For the period from July 7, 2000 to October 31, 2000, 44% of the Portfolio's aggregate commissions were paid to Brown Brothers Harriman. For the same period, transactions effected for the Portfolio by Brown Brothers Harriman which involved payments of commissions to Brown Brothers Harriman represented 44% of total transactions effected for the Portfolio.






The Investment Adviser may direct a portion of the Portfolio's securities transactions to certain unaffiliated brokers which in turn use a portion of the commissions they receive from the Portfolio to pay other unaffiliated service providers on behalf of the Portfolio for services provided for which the Portfolio would otherwise be obligated to pay. Such commissions paid by the Portfolio are at the same rate paid to other brokers for effecting similar transactions in listed equity securities.

Research services provided by brokers to which Brown Brothers Harriman & Co. has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Investment Adviser's clients and not solely or necessarily for the benefit of the Portfolio. The Investment Adviser believes that the value of research services received is not determinable nor does such research significantly reduce its expenses. The Portfolio does not reduce the fee paid to the Investment Adviser by any amount that might be attributable to the value of such services.

Portfolio securities are not purchased from or sold to the Administrator or Investment Adviser or any "affiliated person" (as defined in the 1940 Act) of the Administrator or Investment Adviser when such entities are acting as principals, except to the extent permitted by law.

A committee, comprised of officers and partners of Brown Brothers Harriman & Co. who are portfolio managers of some of Brown Brothers Harriman & Co.'s managed accounts (the "Managed Accounts"), evaluates semi-annually the nature and quality of the brokerage and research services provided by brokers, and, based on this evaluation, establishes a list and projected ranking of preferred brokers for use in determining the relative amounts of commissions to be allocated to such brokers. However, in any semi-annual period, brokers not on the list may be used, and the relative amounts of brokerage commissions paid to the brokers on the list may vary substantially from the projected rankings.

The Trustees of the Portfolio review regularly the reasonableness of commissions and other transaction costs incurred for the Portfolio in light of facts and circumstances deemed relevant from time to time and, in that connection, receive reports from the Investment Adviser and published data concerning transaction costs incurred by institutional investors generally.

Over-the-counter purchases and sales are transacted directly with principal market makers, except in those circumstances in which, in the judgment of the Investment Adviser, better prices and execution of orders can otherwise be obtained. If the Portfolio effects a closing transaction with respect to a futures or option contract, such transaction normally would be executed by the same broker-dealer who executed the opening transaction. The writing of options by the Portfolio may be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Investment Adviser for other investment advisory clients. An Exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

On those occasions when Brown Brothers Harriman & Co. deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman & Co., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman & Co. in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.



ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment). Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The term "majority of the outstanding voting securities" (as defined in the 1940
Act) currently means the vote of (i) 67% or more of the outstanding voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or
(ii) more than 50% of the outstanding voting securities, whichever is less.

The end of the Portfolio's fiscal year is October 31.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to 59 Wall Street Distributors, Inc, 21 Milk Street, Boston, MA 02109, 1-800-625-5759.

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading. At 4:00 P.M., New York time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 P.M. New York time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., New York time on the following business day of the Portfolio.

The net income and capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m., New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m., New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination.

For this purpose the "net income" of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Investment Adviser and Administrator of the Portfolio).

The value of investments listed on a domestic securities exchange is based on the last sale prices as of the regular close of the New York Stock Exchange (which is currently 4:00 P.M New York time) or, in the absence of recorded sales, at the average of readily available closing bid and asked prices on such Exchange.

Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security.

Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Portfolio's Trustees. Such procedures include the use of independent pricing services, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired was more than 60 days, unless this is determined not to represent fair value by the Trustees of the Portfolio.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations or if the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). Payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rules of the Securities and Exchange Commission (the "SEC"). If interests are redeemed in kind, the redeeming investor might incur transaction brokerage, tax or other charges in converting the securities to cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.



ITEM 19.  TAX STATUS.

The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where, if applicable, the Portfolio acquires a put or writes a call thereon. Other gains or losses on the sale of securities will be short-term capital gains or losses.

FOREIGN TAXES. The Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries.

OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 20.  UNDERWRITERS.

The placement agent for the Portfolio is 59 Wall Street Distributors, Inc., which receives no compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio acted as placement agent for the Portfolio under the same terms and conditions as set forth herein.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

The Portfolio's current annual report to shareholders as filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is hereby incorporated herein by reference.

PART C

ITEM 23.  EXHIBITS.

           (a)   Amended and Restated Declaration of Trust.(1)

           (b)   By-laws.(1)

           (c)   Not Applicable.

           (d)   Investment Advisory Agreement.(1)

           (e)   Placement Agent Agreement.(1)

           (f)   Not Applicable.

           (g)   Custodian Agreement. (1)

           (h)   Administration Agreement. (1)

           (h)(i)   Expense Payment Agreement. (1)

           (i)   Not Applicable.

           (j)   Not Applicable.

           (k)   Not Applicable.

           (l) Forms of Investment representation letters of initial investors.(1)

           (m)   Not Applicable.

           (n)   Not Applicable.

           (o)   Not Applicable.

           (p)(i)Code of Ethics of the Portfolio.(1)

           (p)(ii)Code of Ethics of the Brown Brothers Harriman & Co.(1)

           (p)(iii) Code of Ethics of 59 Wall Street Distributors, Inc. (1)

(1) Incorporated herein by reference from the registration statement as initially filed with the Securities and Exchange Commission on June 22, 2000.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

Not applicable.

ITEM 25.  INDEMNIFICATION.

Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

The Registrant's investment adviser, Brown Brothers Harriman & Co., is a New York limited partnership. Brown Brothers Harriman & Co. conducts a general banking business and is a member of the New York Stock Exchange.

To the knowledge of the Registrant, none of the general partners or officers of Brown Brothers Harriman & Co. is engaged in any other business, profession, vocation or employment of a substantial nature.

ITEM 27.  PRINCIPAL UNDERWRITERS.

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained at the offices of:

                  BBH Global Equity Portfolio
                  63 Wall Street
                  New York, NY  10005

                  Brown Brothers Harriman & Co.
                  59 Wall Street
                  New York, NY 10005
                  (investment advisor)

                  Brown Brothers Harriman Trust Company, LLC
                  63 Wall Street
                  New York, NY  10005
                  (administrator)

                  59 Wall Street Distributors, Inc.
                  21 Milk Street
                  Boston, MA  02109
                  (placement agent)

                  Brown Brothers Harriman & Co.
                  40 Water Street
                  Boston, MA  02109
                  (custodian)

ITEM 29.  MANAGEMENT SERVICES.

     Not applicable.

ITEM 30.  UNDERTAKINGS.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, BBH Global Equity Portfolio has duly caused this registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, Massachusetts on the 5th day of March, 2001.

BBH GLOBAL EQUITY PORTFOLIO

By: /s/PHILIP W. COOLIDGE
Philip W. Coolidge
President